Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46320 and 333-9875) and Form S-3 (No’s 333-110509 and 333-110510), of our report dated February 15, 2002 with respect to the financial statements of Path 1 Network Technologies, Inc. for the year ended December 31, 2001 included in the Annual Report on Form 10-K for the year ended December 31, 2003.

/S/    ERNST & YOUNG LLP

San Diego, California

April 13, 2004